Exhibit 99.1

FirstEnergy Corp.	For Release: February 24, 2009
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Ron Seeholzer
(330) 384-5247	(330) 384-5415

FIRSTENERGY REPORTS 2008 EARNINGS

AKRON, OH – FirstEnergy Corp. (NYSE: FE) today reported 2008 net income of $1.34 billion, or basic earnings of $4.41 per share of common stock ($4.38 diluted).  This compares to 2007 net income of $1.31 billion, or basic earnings of $4.27 per share of common stock ($4.22 diluted).  Revenue was $13.6 billion in 2008, compared with $12.8 billion in 2007.

The company’s 2008 fourth-quarter net income was $332 million, or basic and diluted earnings of $1.09 per common share, on revenue of $3.2 billion.  In the fourth quarter of 2007, net income was $268 million, or basic earnings of $0.88 ($0.87 diluted) per share of common stock, on revenue of $3.1 billion.

“While we are pleased with our results, we are focused on 2009 and beyond, including the challenges brought on by the economy,” said Anthony J. Alexander, president and chief executive officer of FirstEnergy.  “I believe our key is delivering on the fundamentals – safety, generation plant performance, and service reliability – while focusing on the transition to competitive markets, strengthening our liquidity position, enhancing shareholder value and maintaining a secure dividend.”

The company’s power plants produced a record 82.4 million megawatt-hours (MWH) during 2008, including a record 32.2 million MWH at the company’s nuclear generation plants.  Other key income drivers for the year and the 2008 fourth quarter included higher revenues related to wholesale generation sales, lower operating and financing costs, and a lower effective income tax rate.  These factors offset higher costs related to regulatory expense amortization, fuel and purchased power expenses, and a reduction in the value of decommissioning trust investments as a result of the downturn in financial markets.

Total 2008 electric generation sales decreased 2.5 percent compared to 2007.  Sales to the wholesale market increased 2.2 percent for the year, while retail sales were down 3.6 percent.  In the 2008 fourth quarter, total electric generation sales decreased 4.5 percent compared to the prior-year period.  Retail generation sales decreased 4.8 percent, and sales to the wholesale market decreased 3.4 percent.

Total distribution deliveries decreased 1.9 percent during the year, and 4 percent in the quarter, primarily due to lower demand from industrial customers.

FirstEnergy’s Consolidated Report to the Financial Community – which provides highlights on company developments and financial results for the year and for the fourth quarter of 2008 – is posted on the company’s Web site – www.firstenergycorp.com/ir. To access the report, click on Q4 2008 Consolidated Report to the Financial Community.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio.  Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.  Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO's regulatory process on the Ohio Companies associated with the ESP and MRO filings, including any resultant mechanism under which the Ohio Companies may not fully recover costs (including, but not limited to, the costs of generation supply procured by the Ohio Companies, Regulatory Transition Charges and fuel charges), or the outcome of any competitive generation procurement process in Ohio, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the AQC Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the NSR litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007), the timing and outcome of various proceedings before the PUCO (including, but not limited to the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the RSP and the RCP, including the recovery of deferred fuel costs), Met-Ed's and Penelec's transmission service charge filings with the PPUC, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on FirstEnergy’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, and the risks and other factors discussed from time to time in the it’s SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on its business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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